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                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Prospectus Supplement of Morgan Stanley ABS Capital I, Inc., relating to the Mortgage Loan Asset-Backed Notes, Series 2000-1, of our report, dated July 21, 2000, relating to the balance sheet of Morgan Stanley Mortgage Capital I Trust 2000-1 appearing in the Prospectus Supplement.

                                                /s/ Deloitte & Touche LLP

New York, New York
July 21, 2000